CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 22, 2012 with respect to the financial statements and financial highlights of the Madison Mosaic Income Trust (including the Government Fund, Core Bond Fund, Institutional Bond Fund, and Investment Grade Corporate Bond Fund) appearing in the December 31, 2011 Annual Report to Shareholders on Form N-CSR of Madison Mosaic Income Trust which is incorporated by reference in this Post-Effective Amendment No. 43 to the Registration Statement No. 2-80808 on Form N-1A (the Registration Statement). We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption “Financial Highlights” in the Prospectus and under the captions, “Disclosure of Portfolio Holdings,” “Independent Registered Public Accounting Firm” in “Other Service Providers”, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

(signature)
Grant Thornton LLP

Chicago, Illinois
April 30, 2012